EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) effective as of January 1, 2020 to the Employment Agreement, dated December 18, 2009, as amended on January 1, 2011, January 20, 2014, January 11, 2016, April 1, 2016 and January 1, 2017 (the “Employment Agreement”), by and between Heat Biologics, Inc. (the “Company”) and Jeffrey Wolf (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Executive was retained under the Employment Agreement by the Corporation to serve as its President and Chief Executive Officer; and

WHEREAS, in recognition of the hard work and performance by Executive, the Corporation desires to amend the Employment Agreement to increase Executive’s annual base salary.

NOW THEREFORE, for the mutual promises contained herein and for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1. Amendment. Section 3(a)(i) of the Employment Agreement is hereby deleted and replaced with the following:

“(i) Executive shall receive an annual base salary of Four Hundred Forty Thousand Four Hundred and Sixty  Dollars ($440,406) for the Term (the “Base Salary”), payable semi-monthly, which Base Salary may be reviewed and increased on an annual basis by the Board or a committee thereof to reflect the rate of inflation in effect at such time.”

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable. State of North Carolina without regard to its choice or conflict of law principles and the parties agree to North Carolina as the exclusive venue for any disputes arising hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Mr. Wolf’s Employment Agreement to be duly executed as of the day and year first above written.

HEAT BIOLOGICS, INC.

By:	/s/ William Ostrander
Name:	William Ostrander
Title:	Vice President of Finance

/s/ Jeffrey Wolf
JEFFREY WOLF